Exhibit 4.1(a)

TWELFTH SUPPLEMENTAL INDENTURE
(to that certain Indenture dated as of January 1, 1998)
Dated as of December 1, 2005
Relating to the Basin Electric Power Cooperative First Mortgage Obligations
2005 CoBank Notes
Dated as of December 1, 2005
Authorized by this Twelfth Supplemental Indenture
BASIN ELECTRIC POWER COOPERATIVE
(TAXPAYER IDENTIFICATION NO. 45-0277395)
to
U.S. BANK NATIONAL ASSOCIATION, TRUSTEE
FIRST MORTGAGE OBLIGATIONS
THIS INSTRUMENT GRANTS A SECURITY INTEREST IN THE PROPERTY OF A TRANSMITTING UTILITY. THIS INSTRUMENT CONTAINS AN AFTER-ACQUIRED PROPERTY CLAUSE. PROCEEDS AND PRODUCTS OF COLLATERAL ARE COVERED BY THIS INSTRUMENT. FUTURE OBLIGATIONS ARE SECURED BY THIS INSTRUMENT. NOTICE - THIS TWELFTH SUPPLEMENTAL INDENTURE, TOGETHER WITH THAT CERTAIN INDENTURE DATED AS OF JANUARY 1, 1998, AS HERETOFORE SUPPLEMENTED (DESCRIBED MORE PARTICULARLY HEREIN) SECURE AN UNLIMITED AMOUNT OF OBLIGATIONS AND SUCH AMOUNT, TOGETHER WITH INTEREST, IS SENIOR TO INDEBTEDNESS TO OTHER CREDITORS UNDER SUBSEQUENTLY RECORDED AND FILED INDENTURES, MORTGAGES OR LIENS WITH RESPECT TO THE PROPERTY INTERESTS OF THE BORROWER. THIS INDENTURE IS A SECURITY AGREEMENT WHEREBY THE COMPANY GRANTS TO THE TRUSTEE A SECURITY INTEREST IN ALL OF THE TRUST ESTATE THAT IS PERSONAL PROPERTY OR FIXTURES UNDER THE UNIFORM COMMERCIAL CODE.

THIS TWELFTH SUPPLEMENTAL INDENTURE, dated as of December 1, 2005 (this “Twelfth Supplemental Indenture”), is between BASIN ELECTRIC POWER COOPERATIVE, an electric cooperative corporation existing under the laws of the State of North Dakota, as Grantor (hereinafter called the “Company”), whose post office address is 1717 East Interstate Avenue, Bismarck, North Dakota 58503-0564, and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the “Trustee”), whose post office address is Mail Stop EP-MN-WS3C, 60 Livingston Avenue, St. Paul, Minnesota 55107, and shall supplement that certain Indenture dated as of January 1, 1998 between the Company and the Trustee, as heretofore supplemented;
WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of January 1, 1998, as previously supplemented and as supplemented hereby (hereinafter called the “Original Indenture”), for the purpose of securing its Existing Obligations and providing for the authentication and delivery of Additional Obligations (capitalized terms used herein shall have the meanings ascribed to them in the Original Indenture and as provided in Section 1.1 hereof) by the Trustee from time to time under the Original Indenture, which Original Indenture is filed of record as shown on Exhibit A hereto;
WHEREAS, the Board of Directors of the Company has established one new series of Additional Obligations to be designated the Basin Electric Power Cooperative First Mortgage Obligations, 2005 CoBank Notes, to be dated their date of authentication (the “2005 CoBank Notes”) with the first note of such series being in the amount of $45,000,000 and having a final maturity date of March 31, 2040, and with the second note of such series being in the amount of $45,000,000 and having a final maturity date of December 31, 2040; such 2005 CoBank Notes being issued to CoBank, ACB (the “Lender”) to secure the Company’s obligations under the Loan Agreement dated as of December 1, 2005 between the Company and the Lender in the principal amount of Ninety Million Dollars ($90,000,000), and the Company has complied or will comply with all provisions required to issue Additional Obligations provided for in the Original Indenture;
WHEREAS, the Company desires to execute and deliver this Twelfth Supplemental Indenture, in accordance with the provisions of the Original Indenture, for the purpose of providing for the creation and designation of the 2005 CoBank Notes as Additional Obligations and specifying the form and provisions of the 2005 CoBank Notes;
WHEREAS, Section 12.1 of the Original Indenture provides that, without the consent of the Holders of any of the Obligations at the time Outstanding, the Company, when authorized by a Board Resolution, and the Trustee, may enter into supplemental indentures for the purposes and subject to the conditions set forth in said Section 12.1; and

WHEREAS, all acts and proceedings required by law and by the Articles of Incorporation and Bylaws of the Company necessary to secure the payment of the principal of and interest on the 2005 CoBank Notes, to make the 2005 CoBank Notes to be issued hereunder, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the Original Indenture a valid and binding lien for the security of the 2005 CoBank Notes, in accordance with its terms, have been done and taken; and the execution and delivery of this Twelfth Supplemental Indenture has been in all respects duly authorized;
NOW, THEREFORE, THIS TWELFTH SUPPLEMENTAL INDENTURE WITNESSES, that, to secure the payment of the principal of (and premium, if any) and interest on the Outstanding Secured Obligations, including, when issued, the 2005 CoBank Notes, to confirm the lien of the Original Indenture upon the Trust Estate, including property purchased, constructed or otherwise acquired by the Company since the date of execution of the Original Indenture, to secure performance of the covenants therein and herein contained, to declare the terms and conditions on which the 2005 CoBank Notes are secured, and in consideration of the premises thereof and hereof, the Company by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, in trust, all property, rights, privileges and franchises (other than Excepted Property or Excludable Property) of the Company of the character described in the Granting Clauses of the Original Indenture, including all such property, rights, privileges and franchises acquired since the date of execution of the Original Indenture (the descriptions of the real property included in such Trust Estate are set forth on Exhibit B hereto) subject to all exceptions, reservations and matters of the character therein referred to, and subject in all cases to Sections 5.2 and 11.2B of the Original Indenture and to the rights of the Company under the Original Indenture, including the rights set forth in Article V thereof; but expressly excepting and excluding from the lien and operation of the Original Indenture all properties of the character specifically excepted as “Excepted Property” or “Excludable Property” in the Original Indenture to the extent contemplated thereby.
PROVIDED, HOWEVER, that if, upon the occurrence of an Event of Default under the Original Indenture, the Trustee, or any separate trustee or co-trustee appointed under Section 9.14 of the Original Indenture or any receiver appointed pursuant to statutory provision or order of court, shall have entered into possession of all or substantially all of the Trust Estate, all the Excepted Property described or referred to in Paragraphs A through H, inclusive, of “Excepted Property” in the Original Indenture then owned or thereafter acquired by the Company, shall immediately, and, in the case of any Excepted Property described or referred to in Paragraphs I, J, L and N of “Excepted Property” in the Original Indenture (other than the property described in Exhibit B to the Original Indenture), upon demand of the Trustee or such other trustee or receiver, become subject to the lien of the Indenture to the extent permitted by law, and the Trustee or such other trustee or receiver may, to the extent permitted by law, at the same time likewise take possession thereof, and whenever all Events of Default shall have been cured and the possession of all or substantially all of the Trust Estate shall have been restored to the Company, such Excepted Property shall again be excepted and excluded from the lien of the Indenture to the extent and otherwise as hereinabove set forth and as set forth in the Original Indenture.
The Company may, however, pursuant to the Third Granting Clause of the Original Indenture, subject to the lien of the Indenture any Excepted Property (other than the property described on Exhibit B thereto) or Excludable Property, whereupon the same shall cease to be Excepted Property or Excludable Property.
TO HAVE AND TO HOLD all such property, rights, privileges and franchises hereby and hereafter (by a Supplemental Indenture or otherwise) granted, bargained, sold, alienated, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the tenements, hereditaments and appurtenances thereto appertaining (said properties, rights, privileges and franchises, including any cash and securities hereafter deposited or required to be deposited with the Trustee (other than any such cash which is specifically stated in the Original Indenture not to be deemed part of the Trust Estate) being part of the Trust Estate), unto the Trustee, and its successors and assigns in the trust herein created, forever.
SUBJECT, HOWEVER, to (i) Permitted Exceptions and (ii) to the extent permitted by Section 13.6 of the Original Indenture as to property hereafter acquired any duly recorded or perfected (a) prior mortgage or other lien that may exist thereon at the date of the acquisition thereof by the Company and (b) purchase money mortgages, other purchase money liens, chattel mortgages, conditional sales agreements or other title retention agreements created by the Company at the time of acquisition thereof.
BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal and proportionate benefit and security of the Holders from time to time of all the Outstanding Secured Obligations without any priority of any such Obligation over any other such Obligation and for the enforcement of the payment of such Obligations in accordance with their terms.
UPON CONDITION that, until the happening of an Event of Default and subject to the provisions of Article V of the Original Indenture, and not in limitation of the rights elsewhere provided in the Original Indenture, including the rights set forth in Article V of the Original Indenture, the Company shall be permitted to (i) possess and use the Trust Estate, except cash, securities, Designated Qualifying Securities and other personal property deposited, or required to be deposited, with the Trustee, (ii) explore for, mine, extract, separate and dispose of coal, ore, gas, oil and other minerals, and harvest standing timber, and (iii) receive and use the rents, issues, profits, revenues and other income, products and proceeds of the Trust Estate. Should the indebtedness secured by the Indenture be paid according to the tenor and effect thereof when the same shall become due and payable and should the Company perform all covenants herein contained in a timely manner, then the Indenture shall be canceled and surrendered.
AND IT IS HEREBY COVENANTED AND DECLARED that the 2005 CoBank Notes are to be authenticated and delivered and the Trust Estate is to be held and applied by the Trustee, subject to the covenants, conditions and trusts set forth herein and in the Original Indenture, and the Company does hereby covenant and agree to and with the Trustee, for the equal and proportionate benefit of all Holders of the Outstanding Obligations, as follows:
ARTICLE I
DEFINITIONS
Section 1.1.    Definitions.
All words and phrases defined in Article I of the Original Indenture shall have the same meaning in this Twelfth Supplemental Indenture, including any exhibit hereto, except as otherwise appears herein and in this Article or unless the context clearly requires otherwise.
ARTICLE II
THE 2005 COBANK NOTES AND
CERTAIN PROVISIONS RELATING THERETO
Section 2.1.    Authorization and Terms of the 2005 CoBank Notes.
There shall be established a series of Additional Obligations known as and entitled the “Basin Electric Power Cooperative First Mortgage Obligations, 2005 CoBank Notes” (hereinafter referred to as the “2005 CoBank Notes”).
The aggregate principal amount of the 2005 CoBank Notes which may be authenticated and delivered and Outstanding at any one time is limited to Ninety Million Dollars ($90,000,000). The 2005 CoBank Notes shall be registered in the name of Lender, and shall be dated the date of authentication.
Principal on the 2005 CoBank Notes shall be due and payable as provided in the payment schedules attached to the form of the 2005 CoBank Notes attached hereto as Exhibit C.
The 2005 CoBank Notes shall bear interest as provided in the form of 2005 CoBank Notes attached hereto as Exhibit C.
The principal of, premium, if any, and interest on the 2005 CoBank Notes shall be payable to Lender in immediately available funds as described in such notes. In the event that any day on which a payment of principal of, premium, if any, and interest on the 2005 CoBank Notes is not a Business Day (as defined below), then such payment shall be made on the next Business Day and interest shall accrue during such period on the principal amount of the 2005 CoBank Notes. “Business Day” shall mean any day other than a Saturday or Sunday, or other day on which Lender is, or the Federal Reserve Banks are, closed for Business.
In the event the Company fails to make any payment with respect to the 2005 CoBank Notes when due, then such payment shall be due and payable on demand, and shall accrue interest from the date due until the date paid at the default rate specified in the 2005 CoBank Notes.
The Company may, on three Business Day’s prior written notice to Lender, prepay the 2005 CoBank Notes as provided in the form of the 2005 CoBank Notes attached hereto as Exhibit C, in whole or in part, together with (i) accrued interest on the amount prepaid to the day of payment, and (ii) a prepayment premium, if any, computed in accordance with the terms of the 2005 CoBank Notes.
Section 2.2.    Form of the 2005 CoBank Notes.
The 2005 CoBank Notes shall each be a promissory note substantially in the form of Exhibit C hereto, and the Trustee’s authentication certificate to be executed on the 2005 CoBank Notes shall be substantially in the form of Exhibit D attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Original Indenture.
Section 2.3.    Use of Proceeds.
The Company shall use the proceeds of the loan evidenced by the 2005 CoBank Notes for capital expenditures in relation to the construction of the Dry Fork Station and for general corporate purposes.
ARTICLE III
MISCELLANEOUS
Section 3.1.    The Twelfth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and the Original Indenture, as hereby supplemented, modified, and amended, is hereby confirmed. Except to the extent inconsistent with the express terms of this Twelfth Supplemental Indenture and the 2005 CoBank Notes, all of the provisions, terms, covenants and conditions of the Original Indenture shall be applicable to the 2005 CoBank Notes to the same extent as if specifically set forth herein.
Section 3.2.    All recitals in this Twelfth Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

Section 3.3.    Whenever in this Twelfth Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles IX and XI of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Twelfth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.
Section 3.4.    Nothing in this Twelfth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the Holders of the Outstanding Secured Obligations, any right, remedy or claim under or by reason of this Twelfth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Twelfth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the Holders of Outstanding Secured Obligations.
Section 3.5.    This Twelfth Supplemental Indenture may be executed in several counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.
Section 3.6.    To the extent permitted by applicable law, this Twelfth Supplemental Indenture shall be deemed to be a security agreement and financing statement whereby the Company grants to the Trustee a security interest in all of the Trust Estate that is personal property or fixtures under the Uniform Commercial Code. The mailing address of the Company,
as debtor is:    Basin Electric Power Cooperative
1717 East Interstate Avenue
Bismarck, ND 58503-0564
and the mailing address of the Trustee, as secured party is:
U.S. Bank National Association
Corporate Trust Services
Mail Stop EP-MN-WS3C
60 Livingston Avenue
St. Paul, MN 55107
Additionally, this Twelfth Supplemental Indenture shall, if appropriate, be an amendment to the financing documents originally filed in connection with the Original Indenture. The Company is authorized to execute and file as appropriate instruments under the Uniform Commercial Code to either create a security interest or amend any security interest heretofore created.
[Signatures on Next Page.]

IN WITNESS WHEREOF, the parties hereto have caused this Twelfth Supplemental Indenture to be duly executed as of the day and year first above written.

BASIN ELECTRIC POWER COOPERATIVE

By:	/s/ Ronald R. Harper
Name: Ronald R. Harper
Title: Chief Executive Officer and General Manager

(SEAL)

Attest:	/s/ Claire M. Olson
Name:	Claire M. Olson
Title:	Assistant Secretary
STATE OF NORTH DAKOTA    )
)
COUNTY OF BURLEIGH    )
THE FOREGOING instrument was acknowledged before me this 16th day of December, 2005, by Ronald R. Harper, Chief Executive Office and General Manager of Basin Electric Power Cooperative, a corporation, for and on behalf of said corporation.
WITNESS my hand and official seal.

/s/ Mark D. Foss
Name: Mark D. Foss
Notary Public, Burleigh County, North Dakota
My commission expires: March 1, 2009
(Notarial Seal)

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Richard Prokosch
Name: Richard Prokosch
Title: Vice President
STATE OF MINNESOTA    )
)
COUNTY OF RAMSEY    )
THE FOREGOING instrument was acknowledged before me this 16th day of December, 2005, by Richard Prokosch, Vice President of U.S. Bank National Association, a national banking association, for and on behalf of said association.
WITNESS my hand and official seal.

/s/ Mary R. McCarthy
Name: Mary R. McCarthy
Notary Public
My commission expires: January 31, 2010
(Notarial Seal)

EXHIBIT A
[INDENTURE FILING INFORMATION]
EXHIBITS WERE ATTACHED BY COMPANY PRIOR TO FILING BECAUSE THEY VARY BY JURISDICTION

EXHIBIT B
[PROPERTY ADDITIONS]
EXHIBITS WERE ATTACHED BY COMPANY PRIOR TO FILING BECAUSE THEY VARY BY JURISDICTION

EXHIBIT C-1
[Form of Note]
Note No. 1
BASIN ELECTRIC POWER COOPERATIVE
FIRST MORTGAGE OBLIGATIONS, 2005 COBANK NOTE
$45,000,000    ____________________, 2005
FOR VALUE RECEIVED, BASIN ELECTRIC POWER COOPERATIVE, a North Dakota electric cooperative corporation (the “Company”), hereby promises to pay to the order of CoBANK, ACB (“CoBank”), at the times, in the manner and with interest at the rate or rates hereinafter provided, the principal sum of FORTY FIVE MILLION DOLLARS ($45,000,000). This First Mortgage Note: (1) has been given to evidence the Company’s obligation to repay a loan (the “First Loan”) made by CoBank, ACB to the Company pursuant to the terms of that certain Loan Agreement dated as of December 1, 2005, between the Company and CoBank (as amended or restated from time to time, the “Loan Agreement”); and (2) is secured under that certain Indenture dated as of January 1, 1998 between the Company and U.S. Bank National Association, as Trustee (as amended or restated from time to time, the “Indenture”).
1.    Repayment of Principal. The principal balance of this First Mortgage Note shall be paid in accordance with the Schedule attached hereto as Exhibit 1.
2.    Interest.
(A)    Interest Rate Options. The Company agrees to pay interest on the unpaid principal balance of this First Mortgage Note at 5.85% per annum until December 31, 2028, and on and after such date, in accordance with one or more of the following interest rate options, as selected by the Company in accordance with the terms hereof:
(1)    Weekly Quoted Variable Rate. At a rate per annum equal at all times to the rate of interest established by CoBank on the first Business Day of each week (the “Variable Rate Option”). The rate established by CoBank shall be effective until the first Business Day of the next week. Each change in the rate shall be applicable to all balances subject to this option and information about the then current rate shall be made available upon telephonic request.
(2)    Fixed Rate Option. At a fixed rate per annum to be quoted by CoBank in its sole discretion in each instance (the “Fixed Rate Option”). Under this option, rates may be fixed on such balances and for such periods, as may be agreeable to CoBank in its sole discretion in each instance, provided that: (1) the minimum fixed period shall be 180 days; (2) the minimum amount that may be fixed at any one time shall be $500,000.00; and (3) the maximum number of fixes in place at any one time shall be ten (10).
(B)    Elections, Conversions and Continuations. Subject to the limitations set forth above, the Company: (1) shall select the applicable rate option(s) on the date the initial fixed rate for the First Loan expires; and (2) may, on any Business Day, elect to convert balances bearing interest at the Variable Rate Option to the Fixed Rate Option. Upon the expiration of any fixed rate period, the Company may, subject to the terms hereof, elect to fix the rate for an additional period or convert the rate to the Variable Rate Option. In the absence of any such election, interest shall automatically accrue on such balance at (and the Company shall be deemed to have elected to accrue interest at) the Variable Rate Option. All elections provided for herein shall be made telephonically or in writing and must be received by 1:45 P.M. Mountain time on the applicable Business Day; provided, however, that telephonic requests shall be promptly confirmed in writing if requested by CoBank. The Company agrees to give CoBank one (1) Business Day’s prior notice of its intent to request a fixed rate quote hereunder. Such notice may be given by telephone or by electronic mail in accordance with instructions to be furnished to the Company provided, however, that telephonic requests shall be promptly confirmed in writing if requested by CoBank.
(C)    Calculation and Payment. Interest shall be calculated on the actual number of days the principal balance is outstanding on the basis of a year consisting of 360 days. Interest shall be calculated and paid quarterly in arrears as of the last day of each March, June, September and December,. In calculating the exact number of days, the date the First Loan is made shall be included and the date each installment is repaid shall be excluded.
(D)    Default Rate. Notwithstanding the foregoing, in the event the Company fails to make any payment of principal or interest hereunder when due and payable, then without limiting any other rights and remedies, such payment shall, at CoBank’s option in each instance, bear interest from the date when due to the date paid at 2% per annum in excess of the rate in effect under the Variable Rate Option. In addition, upon the occurrence and during the continuance of any “Event of Default” (as defined in the Loan Agreement), CoBank may, at its option in each instance and automatically following an acceleration, charge interest on the unpaid principal balance of this First Mortgage Note at 2% per annum in excess of the rate or rates that would otherwise be in effect on the First Loan. All such interest shall be payable upon demand.
3.    Prepayment.
(A)    Optional Prepayment. The Company shall have the right to prepay this First Mortgage Note in whole or in part. In the event the Company desires to prepay this First Mortgage Note, it shall furnish written notice thereof to CoBank not less than three Business Days prior to the date thereof, specifying the date on which this First Mortgage Note is to be prepaid and the amount thereof. On such date, unless

CoBank otherwise agrees, the portion thereof designated for prepayment shall become due and payable together with: (A) accrued interest on the amount prepaid to the date of payment; and (B) in the event any fixed rate balance is prepaid, a prepayment premium in an amount equal to the greater of: (a) the present value of any funding losses imputed by CoBank to have been incurred as a result of such payment; or (b) $300. Such surcharge shall be determined and calculated in accordance with methodology established by CoBank, a copy of which will be made available upon request. All partial prepayments shall be applied to principal installments in the inverse order of their maturity and to such fixed and variable rate balances outstanding on this First Mortgage Note as shall be designated by CoBank. Unless otherwise agreed by CoBank and except as provided in Subsection (B) hereof, the Company may not prepay this First Mortgage Note in any other manner.
(B)    Mandatory Prepayment. The Company shall prepay this First Mortgage Note in full, together with all accrued interest and a prepayment premium in an amount calculated pursuant to Subsection (A) hereof, in the event repayment hereof is accelerated in accordance with the terms of the Indenture.
4.    Payments. All payments made hereunder shall be made in lawful money of the United States of America by wire transfer of immediately available funds. Wire transfers shall be made to such account or accounts as shall be designed by CoBank in accordance with the terms of the Loan Agreement. CoBank shall not be obligated to present this First Mortgage Note as a condition for obtaining any payment of principal or interest required to be made hereunder, unless the Company prepays this First Mortgage Note in full and, under the Indenture, CoBank is required to present this First Mortgage Note to the Trustee or any Paying Agent (other than the Company) for payment. Upon payment of this First Mortgage Note in full, CoBank will mark this First Mortgage Note as cancelled and return it as directed by this Company. If the date on which any installment of principal and interest are due is not a “Business Day” (as defined in the Loan Agreement), such installment shall be due and payable on the next Business Day and interest shall continue to accrue on the principal amount thereof until paid.
5.    Defeasance. Unless CoBank otherwise agrees in writing, the Company shall not have a right to defease the obligations evidenced by this First Mortgage Note: (A) with “Defeasance Securities” (as defined in the Indenture) of a type referred to in subparagraph (B) of the definition of Defeasance Securities; and (B) unless the opinion referred to in Section 7.01B(6) is of a nationally recognized firm and is unqualified.
6.    Events of Default. For purposes of the Indenture and without limiting any other provision of the Indenture, an Event of Default shall arise in the event the Company fails to make any payment of interest due hereon within five (5) Business Days of the date when due and payable.
7.    Reference. This First Mortgage Note is the “First Note” contemplated by the Loan Agreement and one of the “2005 CoBank Notes” contemplated by that certain

Twelfth Supplemental Indenture dated as of December 1, 2005 between the Company and the Trustee. Reference to the Loan Agreement and the Indenture (as supplemented) should be made for a complete statement of the rights of the Holder hereof and the nature and extent of the security for this First Mortgage Note, including the right to accelerate repayment of this First Mortgage Note.
8.    Miscellaneous. Reference is hereby also made to the Indenture, for the provisions, among others, with respect to the nature and extent of the rights, duties and obligations of the Company, the Trustee and the holder of the First Mortgage Note, the terms upon which this First Mortgage Note is issued and secured, and the modification or amendment of the Indenture, to all of which the holder of this First Mortgage Note assents by the acceptance of this First Mortgage Note. The holder of this First Mortgage Note shall have no right to enforce the provisions of the Indenture, or to institute action to enforce the covenants therein, or to take any action with respect to any default under the Indenture, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture. No covenant or agreement contained in this First Mortgage Note, the Indenture or the Twelfth Supplemental Indenture shall be deemed to be a covenant or agreement of any official, officer, agent or employee of the Company in his individual capacity, and no officer of the Company executing this First Mortgage Note shall be liable personally on this First Mortgage Note or be subject to any personal liability or accountability by reason of the issuance of this First Mortgage Note. This First Mortgage Note shall not be entitled to any benefit under the Indenture or be valid until this First Mortgage Note shall have been authenticated by the execution by the Trustee, or its successor as Trustee, of the Certificate of Authentication inscribed hereon.
9.    Governing Law. This First Mortgage Note shall be governed by and construed in accordance with the laws of the State of Colorado.
IN WITNESS WHEREOF, Basin Electric Power Cooperative has caused this First Mortgage Note to be duly executed by one of its officers thereunto duly authorized as of the date first written above.

BASIN ELECTRIC POWER COOPERATIVE

By:

Its:

Attest:

By:

Title:

EXHIBIT 1
To Note No. 1
REPAYMENT SCHEDULE
FIRST LOAN

NO.	DATE DUE	PRINCIPAL BALANCE	AMOUNT DUE
1	3/31/2029	44,353,125.00	646,875.00
2	6/30/2029	43,696,546.00	656,579.00
3	9/30/2029	43,030,119.00	666,427.00
4	12/31/2029	42,353,695.00	676,424.00
5	3/31/2030	41,667,125.00	686,570.00
6	6/30/2030	40,970,256.00	696,869.00
7	9/30/2030	40,262,934.00	707,322.00
8	12/31/2030	39,545,003.00	717,931.00
9	3/31/2031	38,816,303.00	728,700.00
10	6/30/2031	38,076,672.00	739,631.00
11	9/30/2031	37,325,947.00	750,725.00
12	12/31/2031	36,563,961.00	761,986.00
13	3/31/2032	35,790,545.00	773,416.00
14	6/30/2032	35,005,528.00	785,017.00
15	9/30/2032	34,208,736.00	796,792.00
16	12/31/2032	33,399,992.00	808,744.00
17	3/31/2033	32,579,117.00	820,875.00
18	6/30/2033	31,745,928.00	833,189.00
19	9/30/2033	30,900,242.00	845,686.00
20	12/31/2033	30,041,870.00	858,372.00
21	3/31/2034	29,170,623.00	871,247.00
22	6/30/2034	28,286,307.00	884,316.00
23	9/30/2034	27,388,726.00	897,581.00
24	12/31/2034	26,477,682.00	911,044.00
25	3/31/2035	25,552,972.00	924,710.00
26	6/30/2035	24,614,391.00	938,581.00
27	9/30/2035	23,661,732.00	952,659.00
28	12/31/2035	22,694,783.00	966,949.00
29	3/31/2036	21,713,329.00	981,454.00
30	6/30/2036	20,717,154.00	996,175.00
31	9/30/2036	19,706,036.00	1,011,118.00
32	12/31/2036	18,679,751.00	1,026,285.00
33	3/31/2037	17,638,072.00	1,041,679.00
34	6/30/2037	16,580,768.00	1,057,304.00

NO.	DATE DUE	PRINCIPAL BALANCE	AMOUNT DUE
35	9/30/2037	15,507,604.00	1,073,164.00
36	12/31/2037	14,418,343.00	1,089,261.00
37	3/31/2038	13,312,743.00	1,105,600.00
38	6/30/2038	12,190,559.00	1,122,184.00
39	9/30/2038	11,051,542.00	1,139,017.00
40	12/31/2038	9,895,440.00	1,156,102.00
41	3/31/2039	8,721,996.00	1,173,444.00
42	6/30/2039	7,530,951.00	1,191,045.00
43	9/30/2039	6,322,040.00	1,208,911.00
44	12/31/2039	5,094,995.00	1,227,045.00
45	3/31/2040	3,849,545.00	1,245,450.00
46	6/30/2040	2,585,413.00	1,264,132.00
47	9/30/2040	1,302,319.00	1,283,094.00
48	12/31/2040	-	1,302,319.00

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Obligations of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

EXHIBIT C-2
[Form of Note]
Note No. 2
BASIN ELECTRIC POWER COOPERATIVE
FIRST MORTGAGE OBLIGATIONS, 2005 COBANK NOTE
$45,000,000    ____________________, 2005
FOR VALUE RECEIVED, BASIN ELECTRIC POWER COOPERATIVE, a North Dakota electric cooperative corporation (the “Company”), hereby promises to pay to the order of CoBANK, ACB (“CoBank”), at the times, in the manner and with interest at the rate or rates hereinafter provided, the principal sum of FORTY FIVE MILLION DOLLARS ($45,000,000). This First Mortgage Note: (1) has been given to evidence the Company’s obligation to repay a loan (the “Second Loan”) made by CoBank, ACB to the Company pursuant to the terms of that certain Loan Agreement dated as of December 1, 2005, between the Company and CoBank (as amended or restated from time to time, the “Loan Agreement”); and (2) is secured under that certain Indenture dated as of January 1, 1998 between the Company and U.S. Bank National Association, as Trustee (as amended or restated from time to time, the “Indenture”).
1.    Repayment of Principal. The principal balance of this First Mortgage Note shall be paid in accordance with the Schedule attached hereto as Exhibit 1.
2.    Interest.
(A)    Interest Rate Options. The Company agrees to pay interest on the unpaid principal balance of this First Mortgage Note at 5.85% per annum until May 31, 2030, and on and after such date, in accordance with one or more of the following interest rate options, as selected by the Company in accordance with the terms hereof:
(1)    Weekly Quoted Variable Rate. At a rate per annum equal at all times to the rate of interest established by CoBank on the first Business Day of each week (the “Variable Rate Option”). The rate established by CoBank shall be effective until the first Business Day of the next week. Each change in the rate shall be applicable to all balances subject to this option and information about the then current rate shall be made available upon telephonic request.
(2)    Fixed Rate Option. At a fixed rate per annum to be quoted by CoBank in its sole discretion in each instance (the “Fixed Rate Option”). Under this option, rates may be fixed on such balances and for such periods, as may be agreeable to CoBank in its sole discretion in each instance, provided that: (1) the minimum fixed period shall be 180 days; (2) the minimum amount that may be fixed at any one time shall be $500,000.00; and (3) the maximum number of fixes in place at any one time shall be ten (10).
(B)    Elections, Conversions and Continuations. Subject to the limitations set forth above, the Company: (1) shall select the applicable rate option(s) on the date the initial fixed rate for the Second Loan expires; and (2) may, on any Business Day, elect to convert balances bearing interest at the Variable Rate Option to the Fixed Rate Option. Upon the expiration of any fixed rate period, the Company may, subject to the terms hereof, elect to fix the rate for an additional period or convert the rate to the Variable Rate Option. In the absence of any such election, interest shall automatically accrue on such balance at (and the Company shall be deemed to have elected to accrue interest at) the Variable Rate Option. All elections provided for herein shall be made telephonically or in writing and must be received by 1:45 P.M. Mountain time on the applicable Business Day; provided, however, that telephonic requests shall be promptly confirmed in writing if requested by CoBank. The Company agrees to give CoBank one (1) Business Day’s prior notice of its intent to request a fixed rate quote hereunder. Such notice may be given by telephone or by electronic mail in accordance with instructions to be furnished to the Company provided, however, that telephonic requests shall be promptly confirmed in writing if requested by CoBank.
(C)    Calculation and Payment. Interest shall be calculated on the actual number of days the principal balance is outstanding on the basis of a year consisting of 360 days. Interest shall be calculated and paid quarterly in arrears as of the last day of each March, June, September and December. In calculating the exact number of days, the date the Second Loan is made shall be included and the date each installment is repaid shall be excluded.
(D)    Default Rate. Notwithstanding the foregoing, in the event the Company fails to make any payment of principal or interest hereunder when due and payable, then without limiting any other rights and remedies, such payment shall, at CoBank’s option in each instance, bear interest from the date when due to the date paid at 2% per annum in excess of the rate in effect under the Variable Rate Option. In addition, upon the occurrence and during the continuance of any “Event of Default” (as defined in the Loan Agreement), CoBank may, at its option in each instance and automatically following an acceleration, charge interest on the unpaid principal balance of this First Mortgage Note at 2% per annum in excess of the rate or rates that would otherwise be in effect on the Second Loan. All such interest shall be payable upon demand.
3.    Prepayment.
(A)    Optional Prepayment. The Company shall have the right to prepay this First Mortgage Note in whole or in part. In the event the Company desires to prepay this First Mortgage Note, it shall furnish written notice thereof to CoBank not less than three Business Days prior to the date thereof, specifying the date on which this First Mortgage Note is to be prepaid and the amount thereof. On such date, unless

CoBank otherwise agrees, the portion thereof designated for prepayment shall become due and payable together with: (A) accrued interest on the amount prepaid to the date of payment; and (B) in the event any fixed rate balance is prepaid, a prepayment premium in an amount equal to the greater of: (a) the present value of any funding losses imputed by CoBank to have been incurred as a result of such payment; or (b) $300. Such surcharge shall be determined and calculated in accordance with methodology established by CoBank, a copy of which will be made available upon request. All partial prepayments shall be applied to principal installments in the inverse order of their maturity and to such fixed and variable rate balances outstanding on this First Mortgage Note as shall be designated by CoBank. Unless otherwise agreed by CoBank and except as provided in Subsection (B) hereof, the Company may not prepay this First Mortgage Note in any other manner.
(B)    Mandatory Prepayment. The Company shall prepay this First Mortgage Note in full, together with all accrued interest and a prepayment premium in an amount calculated pursuant to Subsection (A) hereof, in the event repayment hereof is accelerated in accordance with the terms of the Indenture.
4.    Payments. All payments made hereunder shall be made in lawful money of the United States of America by wire transfer of immediately available funds. Wire transfers shall be made to such account or accounts as shall be designed by CoBank in accordance with the terms of the Loan Agreement. CoBank shall not be obligated to present this First Mortgage Note as a condition for obtaining any payment of principal or interest required to be made hereunder, unless the Company prepays this First Mortgage Note in full and, under the Indenture, CoBank is required to present this First Mortgage Note to the Trustee or any Paying Agent (other than the Company) for payment. Upon payment of this First Mortgage Note in full, CoBank will mark this First Mortgage Note as cancelled and return it as directed by this Company. If the date on which any installment of principal and interest are due is not a “Business Day” (as defined in the Loan Agreement), such installment shall be due and payable on the next Business Day and interest shall continue to accrue on the principal amount thereof until paid.
5.    Defeasance. Unless CoBank otherwise agrees in writing, the Company shall not have a right to defease the obligations evidenced by this First Mortgage Note: (A) with “Defeasance Securities” (as defined in the Indenture) of a type referred to in subparagraph (B) of the definition of Defeasance Securities; and (B) unless the opinion referred to in Section 7.01B(6) is of a nationally recognized firm and is unqualified.
6.    Events of Default. For purposes of the Indenture and without limiting any other provision of the Indenture, an Event of Default shall arise in the event the Company fails to make any payment of interest due hereon within five (5) Business Days of the date when due and payable.
7.    Reference. This First Mortgage Note is the “Second Note” contemplated by the Loan Agreement and one of the “2005 CoBank Notes” contemplated by that certain Twelfth Supplemental Indenture dated as of December 1, 2005, between the Company and the Trustee. Reference to the Loan Agreement and the Indenture (as supplemented) should be made for a complete statement of the rights of the Holder hereof and the nature and extent of the security for this First Mortgage Note, including the right to accelerate repayment of this First Mortgage Note.
8.    Miscellaneous. Reference is hereby also made to the Indenture, for the provisions, among others, with respect to the nature and extent of the rights, duties and obligations of the Company, the Trustee and the holder of the First Mortgage Note, the terms upon which this First Mortgage Note is issued and secured, and the modification or amendment of the Indenture, to all of which the holder of this First Mortgage Note assents by the acceptance of this First Mortgage Note. The holder of this First Mortgage Note shall have no right to enforce the provisions of the Indenture, or to institute action to enforce the covenants therein, or to take any action with respect to any default under the Indenture, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture. No covenant or agreement contained in this First Mortgage Note, the Indenture or the Twelfth Supplemental Indenture shall be deemed to be a covenant or agreement of any official, officer, agent or employee of the Company in his individual capacity, and no officer of the Company executing this First Mortgage Note shall be liable personally on this First Mortgage Note or be subject to any personal liability or accountability by reason of the issuance of this First Mortgage Note. This First Mortgage Note shall not be entitled to any benefit under the Indenture or be valid until this First Mortgage Note shall have been authenticated by the execution by the Trustee, or its successor as Trustee, of the Certificate of Authentication inscribed hereon.
9.    Governing Law. This First Mortgage Note shall be governed by and construed in accordance with the laws of the State of Colorado.
IN WITNESS WHEREOF, Basin Electric Power Cooperative has caused this First Mortgage Note to be duly executed by one of its officers thereunto duly authorized as of the date first written above.

BASIN ELECTRIC POWER COOPERATIVE

By:

Its:

Attest:

By:

Title:

EXHIBIT 1
To Note No. 2
REPAYMENT SCHEDULE
SECOND LOAN

NO.	DATE DUE	PRINCIPAL BALANCE	AMOUNT DUE
1	6/30/2030	44,170,780.00	829,220.00
2	9/30/2030	43,329,122.00	841,658.00
3	12/31/2030	42,474,839.00	854,283.00
4	3/31/2031	41,607,742.00	867,097.00
5	6/30/2031	40,727,638.00	880,104.00
6	9/30/2031	39,834,333.00	893,305.00
7	12/31/2031	38,927,628.00	906,705.00
8	3/31/2032	38,007,322.00	920,306.00
9	6/30/2032	37,073,212.00	934,110.00
10	9/30/2032	36,125,090.00	948,122.00
11	12/31/2032	35,162,746.00	962,344.00
12	3/31/2033	34,185,967.00	976,779.00
13	6/30/2033	33,194,537.00	991,430.00
14	9/30/2033	32,188,235.00	1,006,302.00
15	12/31/2033	31,166,839.00	1,021,396.00
16	3/31/2034	30,130,122.00	1,036,717.00
17	6/30/2034	29,077,854.00	1,052,268.00
18	9/30/2034	28,009,802.00	1,068,052.00
19	12/31/2034	26,925,729.00	1,084,073.00
20	3/31/2035	25,825,395.00	1,100,334.00
21	6/30/2035	24,708,556.00	1,116,839.00
22	9/30/2035	23,574,964.00	1,133,592.00
23	12/31/2035	22,424,369.00	1,150,595.00
24	3/31/2036	21,256,515.00	1,167,854.00
25	6/30/2036	20,071,143.00	1,185,372.00
26	9/30/2036	18,867,990.00	1,203,153.00
27	12/31/2036	17,646,790.00	1,221,200.00
28	3/31/2037	16,407,272.00	1,239,518.00
29	6/30/2037	15,149,161.00	1,258,111.00
30	9/30/2037	13,872,179.00	1,276,982.00
31	12/31/2037	12,576,042.00	1,296,137.00
32	3/31/2038	11,260,463.00	1,315,579.00
33	6/30/2038	9,925,150.00	1,335,313.00
34	9/30/2038	8,569,807.00	1,355,343.00

NO.	DATE DUE	PRINCIPAL BALANCE	AMOUNT DUE
35	12/31/2038	7,194,134.00	1,375,673.00
36	3/31/2039	5,797,826.00	1,396,308.00
37	6/30/2039	4,380,574.00	1,417,252.00
38	9/30/2039	2,942,063.00	1,438,511.00
39	12/31/2039	1,481,974.00	1,460,089.00
40	3/31/2040	-	1,481,974.00

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Obligations of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

EXHIBIT D
FORM OF ____________________ NOTE
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Obligations of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory